Exhibit 32.1

IMPRESO, INC.

CERTIFICATE PURSUANT TO SECTION 906
OF SARBANES – OXLEY ACT OF 2002

     The undersigned, Marshall D. Sorokwasz, Chief Executive Officer and President of IMPRESO, INC. (the “Company”), DOES HEREBY CERTIFY that:

1.	The Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2003 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

3.	Item 4 Controls and Procedures in the Company’s Form 10-Q is incorporated herein by reference.

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 14th day of January, 2003.

/s/ Marshall D. Sorokwasz

Name:	Marshall D. Sorokwasz
Title:	Chief Executive Officer and President

     *A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.